Exhibit 99.2

Arcimoto Announces Fourth Quarter 2022 Vehicle Production & Deliveries

The fourth quarter saw record customer deliveries and 20 percent increase over the previous quarter.

EUGENE, Ore., Jan. 23, 2023 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, outrageously fun, ultra-efficient electric vehicles, today announced that it delivered 89 customer vehicles in Q4 2022, its most successful quarter yet. This represents a 20 percent increase over the 73 customer vehicles delivered in Q3 2022. For the year, Arcimoto delivered 228 customer vehicles, which increased the total number of Arcimoto vehicles on the road to more than 500. This comes despite ongoing supply chain issues and funding concerns, which Arcimoto partly addressed with the closing of a $12 million public offering on Jan. 20.

Arcimoto also introduced the FUV to a record-high number of new drivers with more than 5,000 demo rides over the course of 2022 through a combination of industry events, private demo drives, and customer rentals.

“2022 gives confidence to the Team that with our learned sales KPIs, we can better understand how to appropriately scale marketing and production efforts to achieve profitability,” said Jesse Fittipaldi, Arcimoto Interim CEO. “The fresh financial raise and the proven reasonable marketing effort to sell our product gives the team the fortitude to step into 2023 with practical confidence. We will increase our efforts to build the sales backlog and cost down our products knowing the plan is capital efficient and success is plausible.”

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About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving and local delivery, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com